                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12
                           Sun Coast Industries, Inc.
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                (Name of Registrant as Specified in its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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

                           SUN COAST INDUSTRIES, INC.
                                P.O. BOX 769045
                            DALLAS, TEXAS 75376-9045

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 21, 1997
                             ---------------------

To the Shareholders of Sun Coast Industries, Inc.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sun Coast Industries, Inc. ("Sun Coast") will be held at the Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, November 21, 1997, at 10:00 A.M., local time for the following purposes:

          1. to elect six directors;

          2. to consider and vote upon a proposal to approve and ratify the Company's 1994 Long-Term Incentive Plan, as amended; and

          3. to consider and act upon a proposal to transact such other business as may properly come before the meeting and any adjournment or adjournments thereof.

     Only shareholders of record at the close of business on October 23, 1997 are entitled to notice of and to vote at the meeting.

     The Annual Report to Shareholders of Sun Coast for the year ended June 30, 1997 is enclosed.

                                            By Order of the Board of Directors

                                            /s/ CYNTHIA R. MORRIS

                                            Cynthia R. Morris, Secretary

Dallas, Texas
October 27, 1997

     PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           SUN COAST INDUSTRIES, INC.
                                P.O. BOX 769045
                            DALLAS, TEXAS 75376-9045
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                    GENERAL

     The accompanying proxy is solicited by the Board of Directors of Sun Coast Industries, Inc. ("Sun Coast" or the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at the Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, November 21, 1997, at 10:00 a.m., local time, or at any adjournment or adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to shareholders is October 27, 1997.

     The cost of soliciting proxies will be borne by the Company. The Company may use its officers and employees (who will receive no special compensation therefor) to solicit proxies in person, or by telephone, facsimile or similar means.

PROXIES

     A shareholder who executes a proxy may revoke it at any time before it is voted. Attendance at the annual meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the secretary of the meeting at any time prior to the voting of the proxy. A proxy which is properly signed and not revoked will be voted for the nominees for election as directors listed herein unless contrary instructions are given. The Board knows of no other business to come before the meeting, but if other matters properly come before the meeting, the persons named in the proxy intend to vote thereon in accordance with their best judgment.

VOTING PROCEDURES AND TABULATION

     Sun Coast will appoint one or more inspectors of election to act at the meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each of such shares, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

     The inspectors will tabulate (i) the number of votes cast for or withheld as to the vote on each nominee for director and (ii) the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to the proposal to approve and ratify the 1994 Long-Term Incentive Plan, as amended. Under applicable law, abstentions and broker non-votes will have no effect on the voting on the election of directors, provided a quorum is present, because directors are elected by a plurality of the shares of Common Stock present in person or by proxy at the meeting and entitled to vote. An abstention with respect to the proposal to approve and ratify the 1994 Long-Term Incentive Plan, as amended, will effectively count as a vote against such proposal.

     Under the rules of the New York Stock Exchange, brokers that hold shares in street name have the authority to vote on certain "routine" matters when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. With respect to the proposal to approve and ratify the 1994 Long-Term Incentive Plan, as amended, brokers may not vote shares held for customers without specific instructions from such customers. A broker non-vote or other limited proxy as to the proposal to approve and ratify the 1994 Long-Term Incentive Plan, as amended, will be counted towards a meeting quorum, but cannot be voted on such proposal and therefore will not be considered a part of the voting power with respect to such proposal.

                               VOTING SECURITIES

     The only voting security of Sun Coast outstanding is its Common Stock, par value $.01 per share ("Common Stock"). Only the holders of record of Common Stock at the close of business on October 23, 1997, the record date for the meeting, are entitled to notice of and to vote at the meeting. On the record date, there were 4,104,229 shares of Common Stock outstanding and entitled to be voted at the meeting. A majority of such shares, present in person or by proxy, is necessary to constitute a quorum. Each share of Common Stock is entitled to one vote.

                             ELECTION OF DIRECTORS

     Sun Coast's business and affairs are managed by its Board of Directors, which exercises all corporate powers of the Company and establishes broad corporate policies. Sun Coast's bylaws provide that the Board will consist of not less than three nor more than ten directors, with the actual number determined from time to time by resolution of the Board. In October 1997 the Board determined that, following the Annual Meeting, the number of members of the Board would be six. At the annual meeting six directors will be elected.

     Directors are elected by plurality vote, and cumulative voting is not permitted. All duly submitted and unrevoked proxies will be voted for the nominees for director selected by the Board, except where authorization so to vote is withheld. If any nominee should become unavailable for election for any presently unforeseen reason, the persons designated as proxies will have full discretion to vote for another person designated by the Board. Proxies cannot be voted for a greater number of persons than the number of nominees for the office of director named herein. Directors are elected to serve until the next annual meeting of shareholders and until their successors have been elected and qualified.

     The nominees of the Board for directors of Sun Coast are named below. Each of the nominees has consented to serve as a director if elected. The table below sets forth certain information with respect to the nominees. All the nominees are presently directors of Sun Coast. Of the nominees who are presently directors, all, with the exception of Wayne Kern, were elected as directors at the 1996 Annual Meeting of Shareholders. Mr. Kern was elected as a member of the Board of Directors to fill the vacancy created by the resignation of Stephen P. Smiley. Each of the nominees who is presently a director has served continuously as a director since the date of his first election to the Board in the year indicated. James R. Parish, a director since 1994, is not standing for reelection.

STEVE BARTLETT, age 50                      Mr. Bartlett is a principal shareholder and Chairman of
  director since December 1996              the Board of Meridian Products Corp. and Saranda
                                            Corporation, which are privately held, custom
                                            manufacturers of injection molded plastics in Dallas,
                                            Texas and Phoenix, Arizona, respectively. He founded
                                            Meridian in 1976 and acquired Saranda, along with other
                                            shareholders, in 1996. Mr. Bartlett served as Mayor of
                                            Dallas, Texas, from December 1991 to June 1995. From 1983
                                            to 1991, he served as a member of the U.S. Congress,
                                            representing Texas' Third Congressional District. In
                                            March 1996, Mr. Bartlett was appointed to Fannie Mae's
                                            National Advisory Council. He also serves as a director
                                            of the Mercantile Growth Fund, Inc., a private investment
                                            company which invests primarily in selected emerging
                                            growth companies. Since completing his service as Mayor
                                            of Dallas in June 1995, Mr. Bartlett has principally been
                                            occupied with the business of Meridian and Saranda.

JAMES D. IRELAND III, age 47,               Mr. Ireland was elected Chairman of the Board of Sun
  director since 1989                       Coast in April 1996. He has been a managing director of
                                            Capital One Partners, a privately-held merchant banking
                                            and advisory firm, since January 1993. Mr. Ireland is
                                            also Chairman of First Colorado Corporation, an owner of
                                            natural resource projects and real estate properties, and
                                            Terresolve Technologies Ltd., a manufacturer of
                                            environmentally friendly lubricant products. He is also a
                                            director of Cleveland-Cliffs, Inc., the largest North
                                            American producer of iron ore, and numerous privately
                                            held companies.

WAYNE KERN, age 64,                         Mr. Kern is Executive Vice President of James M. Hoak
  director since June 1997                  Co., a privately-held investment, merchant banking and
                                            advisory firm. Mr. Kern is also Senior Vice President and
                                            Secretary of Heritage Media Corporation, a Dallas, Texas
                                            based company which owns and operates television and
                                            radio broadcasting stations and is also the largest
                                            in-store media and marketing company in the United
                                            States. From July 1991 to March 1995, Mr. Kern was
                                            Executive Vice President of Crown Media, Inc. ("Crown"),
                                            a company formed with James M. Hoak and Hallmark Cards to
                                            purchase and operate cable television systems. Crown was
                                            sold in 1995.

EDDIE LESOK, age 49,                        Mr. Lesok was elected President, Chief Executive Officer
  director since April 1996                 and a director of Sun Coast in April 1996. From September
                                            1995 until April 1996, Mr. Lesok was self-employed. Mr.
                                            Lesok was Chairman of the Board and Chief Executive
                                            Officer of Color Tile, Inc. from 1988 until September
                                            1995. Prior to 1988, he held other executive positions at
                                            Color Tile, Inc. In January 1996 Color Tile, Inc., filed
                                            a petition for protection under Chapter XI of the Federal
                                            Bankruptcy Act.

JAMES H. MILLER, age 71,                    Mr. Miller, who retired in June 1992 as President of Sun
  director since 1988                       Coast, served as interim President from February to April
                                            1996. He was elected a director and Chief Operating
                                            Officer in 1988 and President in 1989. Mr. Miller had
                                            been employed since 1950 by the subsidiary that today
                                            consists of Sun Coast's Specialty Resins and Compounds
                                            Division and had served as its President and Chief
                                            Executive Officer since 1983.

ARNO F. PIRKAU, age 55,                     Mr. Pirkau is President and General Manager of the
  director since 1982                       Company's Closures Division. He is a co-founder of Sun
                                            Coast and has been an Executive Vice President since
                                            1988. From the Closure Division's inception until 1988,
                                            he was its Vice President of Manufacturing. In 1988 he
                                            was promoted to Executive Vice President. In 1991 he
                                            additionally became the Closure Division's General
                                            Manager and in 1993 he was elected its President.

     There is no family relationship between any of the nominees or between any of the nominees and any executive officer of the Company.

            ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS

     During fiscal year 1997, the Board held 11 meetings. Each director attended at least 75% of the meetings of the Board and the committees of which such director was a member. The Board's committees include audit, compensation and stock option committees. The current members of those committees, number of meetings held by each committee in fiscal 1997 and a brief description of the functions performed by each committee are set forth below:

          Audit Committee (2 meetings). Steve Bartlett and James R. Parish. The primary responsibilities of the audit committee are to review with the Company's auditors the scope of the audit procedures to be applied in the conduct of the annual audit and the results of the annual audit.

          Compensation Committee (2 meetings). Steve Bartlett, James D. Ireland III, James H. Miller and James R. Parish. The primary responsibilities of the compensation committee are to review and recommend to the Board the setting of the compensation levels of the executive officers of the Company, including those officers who are also directors, and to oversee compensation of the officers of the Company's subsidiaries.

          Stock Option Committee (2 meetings). Steve Bartlett and James R. Parish. The stock option committee administers the Company's employee benefits plans, including the 1994 Long-Term Incentive Plan and, in accordance with Rule 16b-3 promulgated under Securities Exchange Act of 1934, as amended (the "Exchange Act"), makes the final determination regarding grants of stock options, restricted shares and other stock based awards to eligible employees under the 1994 Long-Term Incentive Plan.

     Compensation Committee Interlocks and Insider Participation. James D. Ireland III, James M. Miller and Stephen P. Smiley served as members of the compensation committee of the Board of Directors during fiscal 1997. Mr. Ireland was elected Chairman of the Board of Sun Coast in April 1996. Mr. Smiley served as Chairman of the Board of Sun Coast from September 1992 until April 1996 and Mr. Miller served as interim President of Sun Coast from February to April 1996. See "Election of Directors" in this proxy statement for a description of the prior business experience and principal employment of Messrs. Ireland and Miller.

COMPENSATION OF DIRECTORS

     Fees and Expenses; Other Arrangements. In fiscal 1997, all directors of the Company, except those who were full time employees, were entitled to reimbursement of out-of-pocket expenses in connection with attendance at Board Meetings, plus fees of generally $500 per meeting ($200 for some meetings) and $1,000 per month. Beginning in May 1996, Mr. Ireland, as the Chairman of the Board, began receiving compensation of $50,000 per year in addition to director's fees. In fiscal 1997 he received $50,000 for serving as Chairman of the Board, in addition to director's fees of $5,000.

     Director Stock Options. At the 1994 Annual Meeting, shareholders approved the 1994 Director Stock Option Plan, pursuant to which each newly elected nonemployee director shall be granted an option to purchase 1,000 shares of Common Stock and each nonemployee director and the Chairman of the Board will receive an option to purchase 500 shares of Common Stock on June 30, each year. The options under the plan are granted at fair market value on the grant date and become exercisable, subject to certain conditions, in five equal annual installments on the first five anniversaries of the grant date and terminate ten years from the grant date, unless terminated sooner. Pursuant to the plan, Messrs. Bartlett and Kern each received an option to purchase 1,000 shares of Common Stock at $3.375 and $3.50 per share, respectively, upon their election as directors, and on June 30, 1997 Messrs. Bartlett, Ireland, Miller, Kern and Parish each received options to purchase 500 shares of Common Stock at $4.00 per share.

                               EXECUTIVE OFFICERS

     Sun Coast's executive officers are named below. Executive officers are elected to serve until the meeting of the Board of Directors immediately following the 1997 Annual Meeting of Shareholders and until their successors have been elected and qualified:

          NAME                                 OFFICE HELD                        SINCE
          ----                                 -----------                        -----
James D. Ireland III....    Chairman of the Board                                 1996(1)
Eddie Lesok.............    President and Chief Executive Officer                 1996(1)
Arno F. Pirkau..........    Executive Vice President                              1988(1)
Cynthia R. Morris.......    Executive Vice President, Chief Financial Officer,    1993
                            Treasurer and Secretary

---------------------

(1) Member of the Board of Directors. See "Election of Directors" above for more information.

     Ms. Morris, age 43, has held her office since September 1993. From July 1991 until September 1993 she was an Audit Partner in the public accounting firm of Price Waterhouse LLP, where she began her career in 1980. Ms. Morris was the partner-in-charge of the Mergers and Acquisitions Group of Price Waterhouse in Dallas. At Price Waterhouse she served retail, franchising and manufacturing clients.

                             PRINCIPAL SHAREHOLDERS

     As of October 1, 1997, the following are the only persons known to the Company to be the beneficial owners of more than five percent of the Common
Stock:

                                                                                    PERCENT
                   NAME AND ADDRESS                        TOTAL NUMBER OF SHARES     OF
                   BENEFICIAL OWNER                          BENEFICIALLY OWNED      CLASS
                   ----------------                        ----------------------   -------
James M. Hoak..........................................            438,200(1)        10.7%
  13355 Noel Road, Suite 1350
  Dallas, Texas 75240
Pioneering Management Corporation......................            394,300(2)         9.6%
  60 State Street
  Boston, Massachusetts 02114
Wellington Management Company..........................            240,000(3)         5.8%
  75 State Street B
  Boston, Massachusetts 02109

---------------------

(1) Based on Amendment No. 3 to Schedule 13D dated January 23, 1997 and filed with the Securities and Exchange Commission ("SEC"), Mr. Hoak has sole voting and dispositive power with respect to such shares.

(2) Based on Amendment No. 2 to Schedule 13G dated January 27, 1997 and filed with the SEC, Pioneering Management Corporation, a registered investment advisor, has sole voting and dispositive power with respect to such shares.

(3) Based on Amendment No. 1 to Schedule 13G dated January 24, 1997 and filed with the SEC, Wellington Management Company, a registered investment advisor, has shared dispositive power with respect to 238,100 shares.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of October 1, 1997 the beneficial ownership of Common Stock (the only equity securities of the Company presently outstanding) by each director and nominee for director of the Company, each named executive listed in the Summary Compensation Table and all directors and executive officers of the Company as a group. Except as otherwise indicated, each shareholder shown in the table has sole voting and investment power with respect to all shares listed and beneficially owned by such shareholder.

                                                                    COMMON STOCK
                                                                 BENEFICIALLY OWNED
                                                              -------------------------
                                                               NUMBER        PERCENT OF
                            NAME                              OF SHARES        CLASS
                            ----                              ---------      ----------
DIRECTORS
  Steve Bartlett............................................     4,000            *
  James D. Ireland III......................................    62,438(1)       1.5%(1)
  Wayne Kern................................................        --           --
  Eddie Lesok...............................................    36,471(2)         *
  James H. Miller...........................................   103,130(3)       2.5%(3)
  James R. Parish...........................................     4,878(4)         *
  Arno F. Pirkau............................................    62,428(5)       1.5%(5)
NAMED EXECUTIVE OFFICERS (EXCLUDING ANY DIRECTOR NAMED
  ABOVE)
  Cynthia R. Morris.........................................    68,000(6)       1.6%(6)
ALL DIRECTORS AND EXECUTIVE OFFICERS AS A GROUP (7
  PERSONS)..................................................   339,079(7)       8.0%(7)

---------------

 *  Less than 1%

(1) Includes (i) 1,989 shares, of which Mr. Ireland disclaims beneficial ownership, owned by his wife, (ii) 1,990 held in custodial accounts for the benefit of his minor children and (iii) 1,400 shares with respect to which Mr. Ireland has the right to acquire beneficial ownership upon exercise of currently exercisable options (the percentage is calculated on the basis that such shares are declared outstanding).

(2) Includes 20,000 shares with respect to which Mr. Lesok has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(3) Includes 41,400 shares with respect to which Mr. Miller has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(4) Includes 900 shares with respect to which Mr. Parish has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(5) Includes 12,000 shares with respect to which Mr. Pirkau has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(6) Includes 67,000 shares with respect to which Ms. Morris has the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

(7) Includes 142,700 shares with respect to which such persons have the right to acquire beneficial ownership upon exercise of currently exercisable options and the percentage is calculated on the basis that such shares are deemed outstanding.

                             EXECUTIVE COMPENSATION

     The Compensation Committee Report appearing below and the information presented herein under the caption "Executive Compensation -- Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules, except for the required disclosure herein, or to the liabilities of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Exchange Act or under the Securities Act of 1933.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                           THE STOCK OPTION COMMITTEE

To the Shareholders of
Sun Coast Industries, Inc.:

     The compensation committee of the Board of Directors currently consists of Steve Bartlett, James D. Ireland III, James H. Miller and James R. Parish. The committee makes recommendations to the Board concerning the compensation of Sun Coast's executive officers and oversees compensation of the officers of the Company's subsidiaries. In administering Sun Coast's compensation program, the compensation committee recommends grants of stock options and awards of restricted shares and other stock based awards to Sun Coast's stock option committee, which currently consists of Steve Bartlett and James R. Parish. The Board has selected the stock option committee to administer the 1994 Long-Term Incentive Plan and make the final determination regarding grants of stock options, restricted shares and other stock based awards to eligible employees under such plan.

COMPENSATION PHILOSOPHY

     The compensation philosophy that is applicable to Sun Coast's executive officers conforms to the compensation philosophy applicable to the Company's employees generally. Sun Coast's compensation program is designed to:

     - provide compensation comparable to that offered by companies with similar businesses, allowing Sun Coast to attract, retain and motivate competent employees who have the ability and experience to contribute materially to its long-term success;

     - provide compensation relative to, and differentiated by, the individual employee's performance;

     - provide incentive compensation that varies directly with both Company performance and the individual employee's contribution to that performance; and

     - provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICERS' COMPENSATION PROGRAM

     The Company's executive officers' compensation program is comprised of base salary, annual performance bonus, long-term incentive compensation (traditionally in the form of stock options, although the 1994 Long-Term Incentive Plan permits other stock-based awards) and various benefits, including medical benefits and a profit sharing and savings plan, which are generally available to all employees of the Company. During fiscal 1995 the Committee retained a compensation consultant to evaluate the Company's compensation programs and make recommendations for their refinement.

BASE SALARY

     The compensation committee reviewed the salaries of Sun Coast's executive officers in fiscal 1995. The committee made salary decisions about the executive officers based upon the elements of its compensation philosophy set forth above. First, salaries were competitively set relative to other companies in the same industry and other companies of comparable size. Second, the compensation committee considered the performance of the individual executive officers with respect to the areas of his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the compensation committee considered the Company's financial performance and its ability to absorb any increases in salaries.

ANNUAL PERFORMANCE BONUS

     Each executive officer, including the Chief Executive Officer, is eligible to receive an annual performance bonus award. These bonuses are paid pursuant to a bonus pool formula established in advance of each fiscal year. The formula recognizes Company earnings results, budget projections and trends in both Company financial results and United States industrial compensation practices. Maximum dollar ceilings are defined for each executive officer, tied to performance goals.

STOCK OPTION AWARDS

     From time to time, the stock option committee has granted options under plans to its executive officers to align the officers' interests with those of the shareholders. Under the 1994 Long-Term Incentive Plan, the stock option committee may grant to Sun Coast's executive officers stock options, restricted stock and other stock based awards. In general, stock based awards are granted on an annual basis if warranted by the Company's growth and profitability. The compensation committee and stock option committee believe that stock options and stock based awards encourage the recipients to enhance the value of the Common Stock throughout the option or award period by continually improving the Company's performance. The compensation committee, in formulating its recommendations to the stock option committee in charge of making the final determination regarding grants of awards under the 1994 Long-Term Incentive Plan, and the stock option committee, in granting options or other stock based awards to an executive officer, evaluate the Company's overall financial performance for the year, the desirability of long-term service from the officer and the size of grants to executives with similar responsibilities at other companies. To encourage long-term performance, options typically vest over a five-year period and remain outstanding for ten years.

CHIEF EXECUTIVE OFFICER COMPENSATION

     In April 1996, Eddie Lesok began his service to Sun Coast as Chief Executive Officer upon the resignation of R. Carter Pate. In setting the compensation for the Chief Executive Officer, the compensation committee reviewed an analysis of the compensation levels of executives at comparable publicly traded plastics manufacturing companies. This analysis included information regarding base salary, bonus, stock option grants and overall market performance of these companies. The compensation committee also had recommendations from management and information available from the executive compensation study performed by the Company's compensation consultant which presented market averages for various executive level positions.

                                            THE COMPENSATION COMMITTEE

                                            Steve Bartlett
                                            James D. Ireland III
                                            James H. Miller
                                            James R. Parish

                                            THE STOCK OPTION COMMITTEE

                                            Steve Bartlett
                                            James R. Parish

     The following table summarizes the compensation during the past three years of the Sun Coast executive officers whose compensation exceeded $100,000 during the fiscal year ended June 30, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                             COMPENSATION
                                                                            ---------------
                                                                                AWARDS
                                                                            ---------------
                                              ANNUAL COMPENSATION             SECURITIES
           NAME AND                    ----------------------------------     UNDERLYING
           PRINCIPAL                                         OTHER ANNUAL       OPTIONS        ALL OTHER
           POSITION              YEAR   SALARY     BONUS     COMPENSATION   (NO. OF SHARES)   COMPENSATION
           ---------             ----  --------   --------   ------------   ---------------   ------------
Eddie Lesok                      1997  $240,000   $130,000(2)    $7,200(3)       10,000         $   -0-
  President and Chief            1996  $ 46,462   $ 15,000      $1,340(3)       100,000         $   -0-
  Executive Officer of
  Sun Coast(1)
Arno F. Pirkau                   1997  $154,000   $ 75,395      $7,800(3)         7,500         $20,311(4)
  Executive Vice                 1996  $144,000   $ 60,000      $7,800(3)           -0-         $13,105(4)
  President of Sun               1995  $144,000   $ 40,000      $8,294(3)         5,000         $ 5,023(4)
  Coast and President
  of Sun Coast
  Closures, Inc.
Cynthia R. Morris                1997  $160,000   $ 66,000      $7,200(3)         7,500         $   844(6)
  Executive Vice                 1996  $160,000   $225,000(5)    $7,200(3)       20,000         $ 1,000(6)
  President, Chief               1995  $160,000   $ 20,000      $  -0-            7,500         $ 2,400(6)
  Financial Officer,
  Treasurer and
  Secretary of
  Sun Coast

---------------

(1) Mr. Lesok was elected President and Chief Executive Officer of Sun Coast in April 1996, at an annual salary of $240,000 with bonus provisions for achieving target results.

(2) Of this amount, $53,600 was awarded to Mr. Lesok in the form of 13,400 shares of Common Stock issued from the Company's treasury.

(3) The Company pays car allowances of $600 per month to each of Mr. Lesok and Ms. Morris and $650 per month to Mr. Pirkau and paid various other auto expenses for Mr. Pirkau.

(4) These amounts consisted of term life insurance premiums, club dues, profit sharing match and other non-monetary awards.

(5) This amount was paid pursuant to a Retention Bonus Agreement entered into by the Company and Ms. Morris in March 1996, following a determination by the Board of Directors that it was in the best interest of the Company to assure that the Company would have her continued dedication following the resignation of R. Carter Pate and during the transition to a new Chief Executive Officer.

(6) These amounts represent profit sharing match.

     The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended June 30, 1997 to each of the named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1997

                                                                                                    GRANT DATE
                                               INDIVIDUAL GRANTS                                     VALUE(1)
                             ------------------------------------------------------                -------------
                             NUMBER OF SECURITIES
                              UNDERLYING OPTIONS     % OF TOTAL OPTIONS    EXERCISE
                                   GRANTED          GRANTED TO EMPLOYEES    PRICE     EXPIRATION    GRANT DATE
           NAME                (NO. OF SHARES)         IN FISCAL YEAR       ($/SH)       DATE      PRESENT VALUE
           ----              --------------------   --------------------   --------   ----------   -------------
Eddie Lesok................         10,000                  19.9%           $4.00     6/30/2007       $26,900
Arno F. Pirkau.............          7,500                  14.9%           $4.00     6/30/2007       $20,175
Cynthia R. Morris..........          7,500                  14.9%           $4.00     6/30/2007       $20,175

---------------

(1) The "grant date present value" shown is a hypothetical value based upon application of the "Black-Scholes" model which often is used to estimate the market value of transferable options by calculating the probability, based on the volatility of the stock subject to the options, that the stock price will exceed the option exercise price at the end of the option term. The Company's stock options are not transferable and, the Black-Scholes estimate notwithstanding, an option granted under the 1994 Long-Term Incentive Plan will have value to the optionee only if and to the extent the market price of the Company's stock rises above the market price on the date the option was granted.

     The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended June 30, 1997, and unexercised options held at June 30, 1997, by each of the named executive officers. None of the executive officers has been granted SARs.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1997
                            AND FY-END OPTION VALUES

                                                                                            VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED       IN-THE-MONEY
                                                                     OPTIONS AT 6/30/97          OPTIONS AT
                                                                        EXERCISABLE/             6/30/97(1)
                                 SHARES ACQUIRED                        UNEXERCISABLE           EXERCISABLE/
             NAME                  ON EXERCISE     VALUE REALIZED      (NO. OF SHARES)         UNEXERCISABLE
             ----                ---------------   --------------   ---------------------   --------------------
Eddie Lesok....................        -0-              $-0-            20,000/90,000            $-0-/$-0-
Arno F. Pirkau.................        -0-              $-0-            12,000/15,500            $-0-/$-0-
Cynthia R. Morris..............        -0-              $-0-            67,000/28,000            $-0-/$-0-

---------------

(1) The high sales price per share on June 30, 1997 was $4.625 as reported by the New York Stock Exchange.

CHANGE OF CONTROL ARRANGEMENTS

     The Company has entered into Severance Agreements with Mr. Lesok, Mr. Pirkau and Ms. Morris. The purpose of the Agreements is to induce these key employees to remain in the employment of the Company and to assure it of both present and future continuity of services by the employees in the event of any actual or threatened change of control of the Company. The Severance Agreements provide severance pay and continuation of certain benefits should the Company or any successor terminate the executive's employment for any reason other than "cause," or should the executive terminate his or her employment for "good reason" within one year following a Change of Control. Upon any such termination, the executive would be entitled to receive his or her base annual salary multiplied by a fraction (the "Employment Term Factor"), the numerator of which is the sum of twelve plus the number of years the executive has served with the Company, and the denominator of which is twelve. An executive's base annual salary is defined as the greater of (i) the executive's annual salary on the date of the earliest Change of Control to occur during the eighteen months prior to the executive's termination or (ii) the executive's annual salary on the date of the executive's termination, plus any bonuses or special incentive payments received in the prior twelve months.

     Generally, a "Change of Control" will be deemed to have occurred with respect to the Severance Agreements in any of the following circumstances:

          (i) the individuals serving as directors of the Company as of August 8, 1995, and those replacements or additions subsequently approved by a majority vote of such directors, cease to make up at least 51% of the Board;

          (ii) a merger, consolidation or reorganization in which the shareholders of the Company prior to such merger, consolidation or reorganization ultimately own 50% or less of the merged, consolidated or reorganized company; or

          (iii) a liquidation or dissolution of the Company or disposition of all or substantially all of the Company's assets.

     The Company's 1994 Long-Term Incentive Plan contains certain "changes of control" provisions which are applicable to awards issued under this plan. The committee designated to administer the 1994 Long-Term Incentive Plan is required to take action with respect to outstanding awards under the plan in the event of any of the following: (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to another entity; (iii) the adoption by the shareholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition by any person or entity of beneficial ownership of more than 20% of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. In such events, the Committee may (i) accelerate the vesting of awards, (ii) require surrender of awards in exchange for payment based on the terms of the awards or (iii) make such other adjustments to such awards as the Committee deems appropriate to reflect the corporate change.

     The Company's Bylaws, as amended, provide for mandatory indemnification of and advancement of expenses to officers and directors, including former directors and officers, of the Company in circumstances involving a "change of control." The Company has entered into separate agreements with each of its officers and directors which embody these indemnification provisions.

PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Common Stock during the past five years with the average cumulative total return during the same period on the stocks which comprise the Dow Jones Equity Market Index and the Industrial Sector, Containers and Packaging. The Dow Jones Equity Market Index is comprised of 700 United States companies in the industrial, transportation, utilities and financial industries, weighted by market capitalization. The graph assumes that $100 was invested on June 30, 1992, in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
           SUN COAST INDUSTRIES, INC., DOW JONES EQUITY MARKET INDEX
                AND INDUSTRIAL SECTOR, CONTAINERS AND PACKAGING
                          JUNE 30, 1992-JUNE 30, 1997

        MEASUREMENT PERIOD             DOW EQUITY        CONTAINERS &         SUN COAST
      (FISCAL YEAR COVERED)           MARKET INDEX         PACKAGING      INDUSTRIES, INC.
6/30/92                                        100.00             100.00             100.00
6/30/93                                        114.95              96.40             191.49
6/30/94                                        116.02              99.75             229.79
6/30/95                                        145.99             124.76             161.70
6/30/96                                        183.99             124.36              72.34
6/30/97                                        246.03             156.44              68.09

                              CERTAIN TRANSACTIONS

     On January 15, 1996, the Company loaned Arno F. Pirkau $33,000 to exercise options to purchase Common Stock. This loan was made on a recourse basis at an interest rate equal to the Company's cost of funds.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission and the New York Stock Exchange reports of ownership and changes in ownership of the Common Stock. Officers, directors and greater than 10% shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of these reports furnished to the Company or written representations that no other reports were required, the Company believes that, during fiscal 1997, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that a report on Form 5 was inadvertently filed late for each of Steve Bartlett, James D. Ireland III, Wayne Kern, Eddie Lesok, James
H. Miller, James R. Parish, Arno F. Pirkau and Cynthia R. Morris disclosing grants of stock options to such persons on June 30, 1997 and an award of 13,400 shares of Common Stock to Eddie Lesok as part of his fiscal 1997 bonus.

                       PROPOSAL TO APPROVE AND RATIFY THE
                   1994 LONG-TERM INCENTIVE PLAN, AS AMENDED

GENERAL

     The 1994 Long-Term Incentive Plan (the "Plan") was originally adopted by the Board of Directors of the Company in 1994 and approved by shareholders at the 1994 Annual Meeting. The Board recently amended the Plan, subject to the stockholder approval at the 1997 Annual Meeting, to (i) increase from 250,000 to 500,000 the aggregate number of shares of Common Stock that may be issued or delivered pursuant to grants of stock options, restricted shares and other stock based awards under the Plan, and (ii) make certain changes to the Plan to preserve for federal income tax purposes the deductibility of compensation paid under the Plan in the form of stock options or stock appreciation rights (collectively, the "Plan Amendments"). If the Plan, as amended, is not approved by the requisite shareholder vote, the Plan shall continue in force without giving effect to the Plan Amendments.

     The purpose of the Plan is to provide a means whereby Sun Coast and its subsidiaries may attract able persons to remain in or to enter the employ of the Company or its subsidiaries and to provide a means whereby those key employees upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the welfare of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the long-term welfare of the Company and their desire to remain in its employ. A further purpose of the Plan is to provide such key employees with additional incentive and reward opportunities designed to enhance the profitable growth of the Company over the long term.

THE PLAN AMENDMENTS

     Increase in Number of Shares Available Under the Plan. As of October 1, 1997, the Plan had 17,250 shares of Common Stock available for grants of stock options or awards of restricted shares and other stock based compensation. The purpose for increasing the number of shares of Common Stock available under the Plan by 250,000 shares in the aggregate is to permit the continued use of a long-term equity component of the Company's compensation program. If the Plan as amended is approved and ratified by stockholders, the employees of the Company and its subsidiaries eligible to participate therein, including the Company's executive officers, could receive more benefits under the Plan than are currently available to them.

     Administration by Outside Directors. Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the amount of compensation payments to certain highly compensated officers deductible from income for federal income tax purposes is limited to $1 million per person per year. Compensation recognized by employees in connection with the exercise of stock options and stock appreciation rights granted under the Plan may, however, continue to be exempt from the $1 million limitation if certain requirements are satisfied, including the requirement that the Plan be administered by a committee comprised solely of two or more "outside directors" within the meaning of the regulations promulgated under the Code. Currently, the Plan is administered by a committee of "non-employee directors" within the meaning of Rule 16b-3 promulgated under the Exchange Act who are not necessarily "outside directors" within the meaning of Section 162(m) and regulations promulgated under the Code. In order to insure the deductibility of compensation recognized by employees with respect to grants of stock options and stock appreciation rights under the Plan, the Board of Directors of the Company has proposed to amend the Plan to provide for administration of the Plan by a committee comprised solely of outside directors who are also non-employee directors.

DESCRIPTION OF PLAN

     The material features of the Plan, without giving effect to the Plan Amendment, are described below:

     Shares Available. The maximum aggregate number of shares of Common Stock available for award under the Plan to employees of the Company and its subsidiaries is 250,000 (approximately 6.1% of the Common Stock outstanding on the record date for the annual meeting); provided, however, that no employee may receive awards of or relating to more than 100,000 shares of Common Stock in the aggregate in any fiscal year. The shares of Common Stock available under the Plan and all awards are subject to adjustment in certain circumstances as hereinafter described. Shares of Common Stock attributable to lapsed or forfeited awards or awards paid in cash shall become available for subsequent awards under the Plan.

     Administration of the Plan. The Plan is administered by the stock option committee of the Board of Directors comprised solely of "non-employee" directors within the meaning of Rule 16b-3 promulgated under the Exchange Act. Subject to the provisions of the Plan, the stock option committee has the full power in its discretion to grant stock options and awards of restricted shares and other stock based awards under the Plan, to determine the terms thereof, to interpret the provisions of the Plan and to take such action as it deems necessary or advisable for the administration of the Plan.

     Eligibility and Participation. Awards made pursuant to the plan may be granted only to individuals who, at the time of grant, are key employees or officers of the Company or its subsidiaries. There are presently approximately 20 such persons. Awards may not be granted to any director of the Company who is not an employee or officer of the Company or to any member of the Committee. Participation in the Plan is at the discretion of the Committee and shall be based upon the employee's present and potential contributions to the success of the Company and its subsidiaries and such other factors as the Committee deems relevant.

     Type of Awards Under the Plan. The Plan provides that the Committee may grant awards to employees in any of the following forms, subject to such terms, conditions and provisions as the Committee may determine to be necessary or desirable: (i) incentive stock options ("ISOs"), (ii) options that do not constitute ISOs -- or nonstatutory stock options ("NSOs"), (iii) stock appreciation rights ("SARs"), (iv) shares of Common Stock subject to certain restrictions ("Restricted Shares"), (v) units representing shares of Common Stock ("Performance Shares"), and (vi) any combination of the foregoing.

     Exercise Price. The exercise price of options and SARs is determined by the Committee at the time of grant. At the time of grant of a SAR, the Committee will specify the exercise price of the shares of Common Stock to be used for determining the amount of cash and/or number of shares of Common Stock to be distributed upon the exercise of the SAR. The exercise price of options and SARs will not be less than 100% of the market price of the Common Stock on the date of such grant (provided, however, that NSOs may have an exercise price less than the market price on the date of grant). Notwithstanding the foregoing, the exercise price for each NSO granted to an employee who is considered a "covered employee" (within the meaning of Section 162(m)(3) of the Code) on the date of exercise shall not be less than 100% of the market price of the Common Stock on the date of grant. As of October 1, 1997, the closing sales price of the Common Stock as reported in the New York Stock Exchange was $4.88 per share.

     Vesting. The Committee will determine at the time of grant the terms under which options and SARs shall vest and become exercisable.

     Special Limitations on ISOs. No ISO may be granted to an employee who owns, at the time of the grant, stock representing more than 10% of the total voting power of all classes of stock of the Company or its subsidiaries (a "10% Stockholder") unless the exercise price for the shares subject to the ISO is at least 110% of the market price on the date of grant and the ISO is not exercisable more than five years after its date of grant. In addition, the total fair market value of shares subject to ISOs which are exercisable for the first time by an employee in a given calendar year shall not exceed $100,000, valued as of the date of the ISO's grant.

     Exercise of Options and SARs. An option may be exercised in whole or in part in accordance with procedures to be established by the Committee. Common Stock purchased upon the exercise of the option shall be paid for in full at the time of purchase. Payment must be made in cash or the Committee may, at its discretion, accept shares of Common Stock as payment (valued at the market price on the date of exercise).

     SARs are exercisable only to the extent and only for the period determined by the Committee. SARs may be granted in connection with the grant of an option, in which case the option agreement will provide that exercise of SARs will result in surrender of the right to purchase the shares under the option as to which the SARs were exercised. Alternatively, SARs may be granted independently of options.

     Surrender or Exchange of SARs. Upon surrender of a SAR, employee will be entitled to receive, subject to the discretion of the Committee, cash or shares of Common Stock, or a combination thereof, having an aggregate market price equal to (i) the market price of the shares covered by the SAR, less (ii) the aggregate base price of such shares specified by the Committee.

     Nontransferability of Awards. Awards are not transferable except by will or applicable laws of descent and distribution.

     Expiration of Options. Options will expire at such time as the Committee determines; however, an ISO may not be exercised more than ten years from the date of the grant, unless held by a 10% Stockholder, in which case such ISO may not be exercised more than five years from the date of grant.

     Termination of Options and SARs. The Committee, in its sole discretion, shall determine the effect of termination of employment on exercisability of an option.

     Restricted Shares. Restricted Shares granted under the Plan may not be sold, transferred, pledged or otherwise encumbered or disposed of during the restricted period established by the Committee. The Committee may also impose additional restrictions on an employee's right to dispose of or encumber Restricted Shares. Subject to the Committee's discretion, holders of restricted stock shall have the right to vote the stock and receive dividends.

     Performance Shares. The Committee may award Performance Shares and shall determine performance periods and performance objectives in connection with each grant of Performance Shares.

     Vesting of awards of Performance Shares will occur upon achievement of the applicable objectives within the applicable performance period. It is intended that vesting of awards of Performance Shares will be based upon performance goals established by the Committee which would include, without limitation, increases in the market price of a share of Common Stock during the performance period. Payment for vested Performance Shares may be in cash, Common Stock or any combination thereof, as determined by the Committee.

     Adjustments in Awards. The number and class of shares available under the Plan may be adjusted by the Committee to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company. In the event of subdivisions and combinations of the Common Stock, such adjustment is required. At the time of grant of any award, the Committee may provide that the number and class of shares issuable in connection with such award shall be adjusted in certain other circumstances to prevent dilution or enlargement of rights.

     The Committee is required to take action with respect to outstanding awards under the Plan upon the occurrence of one or more of the following events (each, a "Corporate Change"): (i) the merger, consolidation or other reorganization of the Company in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Company, a class of securities of any other issuer, cash or other property; (ii) the sale, lease or exchange of all or substantially all of the assets of the Company to another entity; (iii) the adoption by the shareholders of the Company of a plan of liquidation and dissolution; (iv) the acquisition by any person or entity of beneficial ownership of more than 20% of the Company's outstanding capital stock; or (v) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board. In such events, the Committee may (i) accelerate the vesting of awards, (ii) require surrender of awards in exchange for payment based on the terms of the awards or (iii) make such other adjustments to such awards as the Committee deems appropriate to reflect the corporate change.

     Amendment and Termination. The Board of Directors may suspend, amend, modify or terminate the Plan; however, the Company's shareholders must approve any amendment that would (i) materially increase the aggregate number of shares issuable under the plan; (ii) change the minimum option price; (iii) change the class of employees eligible to receive awards or increase materially the benefits accruing to employees under the plan; and (iv) extend the maximum period during which awards may be granted.

     Awards granted prior to a termination of the plan shall continue in accordance with their terms following such termination. No amendment, suspension or termination of the plan shall adversely affect the rights of an employee in awards previously granted without such employee's consent.

GRANTS AND AWARDS TABLE

     Unless otherwise indicated, the options set forth in the following table are ISOs granted to the Named Executive Officers and specified groups in fiscal years 1994, 1995, 1996 and 1997. All such options were granted with terms of ten years from the date of grant and exercise prices equal to the fair market value of the Common Stock on the date of grant.

                             OPTIONS GRANTED UNDER
                       THE 1994 LONG-TERM INCENTIVE PLAN

                                                              NUMBER            PER SHARE
                  NAME                       GRANT DATE      OF SHARES      EXERCISE PRICE($)
                  ----                       ----------      ---------      -----------------
Eddie Lesok                                  06/03/96         100,000              5.00
                                             06/30/97          10,000              4.00
Arno F. Pirkau                               06/30/94          10,000             13.50
                                             06/30/95           5,000              9.50
                                             06/30/97           7,500              4.00
Cynthia R. Morris                            06/30/94          20,000             13.50
                                             06/30/95           7,500              9.50
                                             02/12/96          20,000             5.375
                                             06/30/97           7,500              4.00
All Current Executive                          1994            30,000             13.50
  Officers as a Group(1)                       1995            12,500              9.50
                                               1996           120,000             5.188
                                               1997            25,000              4.00
All Employees Who are Not                      1995            20,000             11.75
  Executive Officers as a Group(1)             1997            25,250              4.00

---------------

(1) For the indicated groups, reflects all options granted to group members during the years specified and the average exercise prices of such options.

FEDERAL INCOME TAX CONSEQUENCES

     The following summary is based upon an analysis of the Code as currently in effect, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of federal income tax consequences and the federal income tax consequences to employees may be either more or less favorable than those described below depending on their particular circumstances.

     Incentive Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant or exercise of an ISO; provided, however, that to the extent an ISO is exercised more than three months (or twelve months in the event of disability) from the date of termination of employment for any reason other than death, such incentive stock option will be taxed in the same manner described below for NSOs (rather than in the manner described herein for ISOs). The basis of shares transferred to an optionee pursuant to the exercise of an ISO is the price paid for the shares. If the optionee holds the shares for at least one year after transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon the exercise equal to the difference between the amount realized on the sale and the basis of the stock. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price of such shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain or loss realized by the optionee upon such disposition will be a capital gain or loss.

     The excess of the fair market value of shares received upon the exercise of an ISO over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax.

     The Company is not entitled to a deduction upon the exercise of an ISO by an optionee. If the optionee disposes of the shares received pursuant to such exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, however, the Company may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under an ISO, the resulting tax consequences will depend upon whether the already owned shares of Common Stock are "statutory option stock", and, if so, whether such statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, "statutory option stock" (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an ISO, a qualified stock option, an option granted pursuant to an employee stock purchase plan or a restricted shares option, but not through the exercise of a ISO. If the stock is statutory option stock with respect to which the applicable holding period has been satisfied, no income will be recognized by the optionee upon the transfer of such stock in payment of the exercise price of an ISO. If the stock is not statutory option stock, no income will be recognized by the optionee upon the transfer of the stock unless the stock is not substantially vested within the meaning of the regulations under Section 83 of the Code (in which event it appears that the optionee will recognize ordinary income upon the transfer equal to the amount by which the fair market value of the transferred shares exceeds their basis). If the stock used to pay the exercise price of an ISO is statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such stock will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the ISO covering such stock was exercised over the option price of such stock. Under the present provisions of the Code, it is not clear whether all shares received upon the exercise of an ISO with already owned shares will be statutory option stock or how the optionee's basis will be allocated among such shares.

     Nonstatutory Stock Options. No income will be recognized by an optionee for federal income tax purposes upon the grant of a NSO. Upon exercise of a NSO, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for such shares. Income recognized upon the exercise of NSOs will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. NSOs are designed to provide the Company with a deduction equal to the amount of ordinary income recognized by the optionee at the time of such recognition by the optionee, subject to the deduction limitations described below.

     The basis of shares transferred to an optionee pursuant to exercise of a NSO is the price paid for such shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a NSO, any amount realized over the basis of the shares will constitute capital gain to the optionee for federal income tax purposes.

     If an optionee uses already owned shares of Common Stock to pay the exercise price for shares under a NSO, the number of shares received pursuant to the NSO which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon such exercise will be taxable to the optionee as ordinary income. If the already owned shares of Common Stock are not "statutory option stock" or are statutory option stock with respect to which the applicable holding period referred to in
Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the NSO will not be statutory option stock and the optionee's basis in the number of shares delivered in payment of the exercise price will be equal to the basis of the shares delivered in payment. The basis of the remaining shares received upon such exercise will be equal to the fair market value of such shares. However, if the already owned shares of Common Stock are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether such exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon such exercise will be statutory option stock or how the optionee's basis will be allocated among the shares received.

     SARs and Performance Shares. There will be no federal income tax consequences to either the recipient or the Company upon the grant of SARs or Performance Shares. Generally, the recipient will recognize ordinary income upon the receipt of payment pursuant to SARs or Performance Shares in an amount equal to the fair market value of the Common Stock and the aggregate amount of cash received. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the amount includable in the recipient's income, but with respect to SARs and Performance Shares paid in Common Stock, the Company must satisfy applicable withholding requirements in order to be eligible for a corresponding tax deduction.

     Restricted Shares. If the restrictions on an award of Restricted Shares under the Plan are of a nature that such shares are both subject to a substantial risk of forfeiture and are not freely transferable within the meaning of Section 83 of the Code, the recipient of such award will not recognize income for federal income tax purposes at the time of the award unless such recipient affirmatively elects to include the fair market value of the Restricted Shares on the date of the award, less any amount paid therefor, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of such an election, the recipient will be required to include in income for federal income tax purposes in the year in which occurs the date the Restricted Shares either become freely transferable or are no longer subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, the fair market value of the Restricted Shares on such date, less any amount paid therefor. The Company will be entitled to a deduction at the time of income recognition to the recipient in an amount equal to the amount the recipient is required to include in income with respect to the Restricted Shares, subject to the deduction limitations described below. If an election under Section 83(b) of the Code is made within 30 days after the date of the award of the Restricted Shares to the recipient, the recipient will recognize ordinary income at the time of such award, and the Company will be entitled to a corresponding deduction, equal to the fair market value (determined without regard to applicable restrictions) of the Restricted Shares at the time of such award less the amount, if any, paid by the recipient for the Restricted Shares. If an election under Section 83(b) of the Code is made, no additional income will be recognized by the recipient upon the lapse of the restrictions on the Restricted Shares. However, if the Restricted Shares are subsequently forfeited, no deduction will be allowed to the recipient with respect to such forfeiture. Dividends paid on Restricted Shares before the expiration of the applicable restrictions will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b) of the Code with respect to such shares. Subject to the deduction limitations described below, the Company generally will be entitled to a corresponding tax deduction equal to the dividends includable in the recipient's income as compensation. If the recipient made an election under Section 83(b) of the Code with respect to Restricted Shares, the dividends paid on such shares will be dividend income, rather than additional compensation, to the recipient.

     If the restrictions on an award of Restricted Shares under the Plan are not of a nature that such shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient of such an award will recognize ordinary income for federal income tax purposes at the time of the award in an amount equal to the fair market value of the Restricted Shares on the date of the award, less any amount paid therefor. The Company will be entitled to a deduction at such time in an amount the recipient is required to include in income with respect to the Restricted Shares, subject to the deduction limitations described below.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers of the Company to the extent that compensation paid to such officers for such year exceeds $1 million, unless such compensation is performance based, is approved by the Company's shareholders and meets certain other criteria. Compensation attributable to a stock option or stock appreciation right is deemed to satisfy the requirements for performance-based compensation if (i) the grant is made by a compensation committee composed of two or more outside directors; (ii) the plan states the maximum number of shares with respect to which options and rights may be granted during a specified period to any employee; and (iii) under the terms of the option or right, the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of the grant.

     Other Tax Matters. The exercise by an optionee of a stock option or SAR, the lapse of restrictions on Restricted Shares or the vesting of Performance Shares following the occurrence of a Corporate Change, in certain circumstances, may result in (i) a 20% federal excise tax (in addition to federal income tax) to the optionee or recipient on all or a portion of the cash or Common Stock resulting from the exercise of the stock option or SAR, the lapse of restrictions on Restricted Shares or the vesting of Performance Shares, and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company as explained above.

APPROVAL OF PLAN AMENDMENT

     The plan is subject to, and will become effective only upon, approval by the requisite vote of shareholders of the Company. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy at the meeting and entitled to vote on this proposal is required to approve the Plan, as amended.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE THEIR SHARES FOR APPROVAL AND RATIFICATION OF THE 1994 LONG-TERM INCENTIVE PLAN, AS AMENDED, AS DESCRIBED HEREIN. Proxies solicited by the Board of Directors will be voted in favor of approval of the Plan, as amended, by the Plan Amendments, unless shareholders specify otherwise.

                                    AUDITORS

     KPMG Peat Marwick LLP, which has served as the Company's independent public accounts since 1991, has been selected to audit the financial statements of the Company for the year ended June 30, 1998. This selection will not be submitted to shareholders for ratification or approval. The representatives of KPMG Peat Marwick LLP are expected to be present at the meeting to respond to appropriate questions from the shareholders and will be given the opportunity to make a statement should they desire to do so.

                                 OTHER MATTERS

     Proposals which shareholders intend to present at the 1998 Annual Meeting of Shareholders must be received by Sun Coast no later than June 30, 1998, to be eligible for inclusion in the proxy material for the meeting.

     The management is not aware of any matters not referred to in the attached Notice of Meeting which will be presented for action at the meeting. If any other matters properly come before the meeting, it is intended that the shares represented by the proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.

                                            By Order of the Board of Directors

                                            /s/ CYNTHIA R. MORRIS

                                            Cynthia R. Morris, Secretary

                                  AMENDMENT TO
                           SUN COAST INDUSTRIES, INC.
                         1994 LONG-TERM INCENTIVE PLAN

     Pursuant to the provisions of Article XII of the Sun Coast Industries, Inc. 1994 Long-Term Incentive Plan (the "Plan"), the Plan is hereby amended, effective as of October 9, 1997, as follows:

     1. Restate Paragraph (a) of Article IV of the Plan in its entirety to read as follows:

          "The Plan shall be administered by a committee appointed by the Board and consisting of not less than two members of the Board, who, at the time of their appointment to the Committee and at all times during their service as members of the Committee, are (i) "non-employee directors" as then defined under Rule 16b-3 and (ii) "outside directors" within the meaning of Section 162(m) of the Code."

     2. Restate the second sentence of Paragraph (a) of Article V of the Plan in its entirety to read as follows:

          "The aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 500,000 shares."

     3. The amendments to the Plan set forth herein are subject to and conditioned upon approval of the Plan, as hereby amended, by the affirmative vote of the holders of a majority of the shares of Common Stock present or represented and entitled to vote at the next annual meeting of shareholders of the Company.

     4. Capitalized terms used and not otherwise defined herein have the respective meanings given to them in the Plan.


                                   SUN COAST INDUSTRIES, INC.

                                   By: /s/ CYNTHIA R. MORRIS
                                       -----------------------------------
                                       Name: Cynthia R. Morris
                                       Title: Executive Vice President and
                                              Chief Financial Officer

Dated as of October 9, 1997.

                           SUN COAST INDUSTRIES, INC.

          This Proxy is solicited on behalf of the Board of Directors

         The undersigned hereby appoints Cynthia R. Morris and Eddie M. Lesok, and either of them, Proxies for the undersigned, with the power of substitution in each, to vote all shares of Common Stock of the undersigned in Sun Coast Industries, Inc. with all the powers that the undersigned would have if personally present, at the Annual Meeting of Shareholders of Sun Coast Industries, Inc. to be held at the Dallas Westin Galleria, 13340 Dallas Parkway, Dallas, Texas on Friday, November 21, 1997 at 10:00 a.m., local time and at any and all adjournments thereof.

         (CONTINUED AND TO BE VOTED, SIGNED AND DATED ON REVERSE SIDE)


[X]      Please mark your votes as in this example.

1. To elect six directors to hold office until the next Annual Meeting of Shareholders.

     [ ]   FOR all nominees listed at right      [ ]    WITHHOLD AUTHORITY
           (except as marked to the contrary at right)

                                                            NOMINEES:

                                                            Steve Bartlett
                                                            James D. Ireland III
                                                            Wayne Kern
                                                            Eddie M. Lesok
                                                            James H. Miller
                                                            Arno F. Pirkau

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list at right.



2.       [ ]FOR                [ ]AGAINST              [ ]ABSTAIN
         To approve and ratify the Company's 1994 Long-Term Incentive Plan, as amended, as described in the Company's Proxy Statement.

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS SET FORTH ABOVE.

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)



SIGNATURE                                        DATE
          ---------------------------------           -----------------



SIGNATURE                                        DATE
          ---------------------------------           -----------------
          IF HELD JOINTLY


NOTE: (Please sign exactly as name appears on the proxy. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator or trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)